EXHIBIT 99.1

SPS Commerce Reports Fourth Quarter and Full Year 2018 Financial Results

Company delivers 72nd consecutive quarter of topline growth, with 13% growth in recurring revenue over 2017

MINNEAPOLIS, Feb. 12, 2019 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the fourth quarter and full year ended December 31, 2018.

Revenue was $65.1 million in the fourth quarter of 2018, compared to $58.1 million in the fourth quarter of 2017, reflecting 12% growth in revenue from the fourth quarter of 2017. Recurring revenue grew 13% from the fourth quarter of 2017.  Current and prior period financial results reflect the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606).

Net income in the fourth quarter of 2018 was $7.1 million or $0.40 per diluted share, compared to a net loss of $6.8 million or $0.39 per diluted share, in the fourth quarter of 2017.  Non-GAAP net income per diluted share was $0.53, compared to non-GAAP net income per diluted share of $0.28 in the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter of 2018 increased 50% to $13.9 million compared to the fourth quarter of 2017.

"2018 marks a year of continued execution for SPS Commerce," said Archie Black, President and CEO of SPS Commerce. “We believe that costs of inefficient vendor onboarding will drive demand for efficient and affordable solutions.  Our success is powered by our retail relationships and our deep expertise in trading partner connections with over 80,000 customers worldwide.”

Revenue for the full year ended December 31, 2018 was $248.2 million compared to $220.1 million for the full year ended December 31, 2017, reflecting 13% growth in revenue.  Recurring revenue grew 13% from the year ended December 31, 2017.

Net income for the year ended December 31, 2018 was $23.9 million or $1.36 per diluted share, compared to net income of $0.4 million or $0.02 per diluted share, for the comparable period in 2017. Non-GAAP net income per diluted share for the year ended December 31, 2018 was $1.93, compared to non-GAAP net income per diluted share of $1.02 for the comparable period in 2017. Adjusted EBITDA for the full year ended December 31, 2018 increased 50% to $51.3 million, compared to the full year ended December 31, 2017.

"In an industry that is in transition, SPS Commerce delivered 50% adjusted EBITDA growth in 2018, executed two strategic acquisitions and continued to repurchase shares through our buyback program," said Kim Nelson, CFO of SPS Commerce. "We continue to invest for the future, while delivering on our long-term financial targets."

Guidance

First quarter 2019 revenue is expected to be in the range of $65.8 million to $66.3 million.  Full year 2019 revenue is expected to be in the range of $273.7 million to $275.7 million, representing approximately 10% to 11% growth over 2018.

First quarter 2019 net income per diluted share is expected to be in the range of $0.24 to $0.26 with fully diluted weighted average shares outstanding of approximately 17.8 million shares. Full year 2019 net income per diluted share is expected to be in the range of $1.23 to $1.29 with fully diluted weighted average shares outstanding of approximately 18.0 million shares.

First quarter 2019 non-GAAP net income per diluted share is expected to be in the range of $0.50 to $0.52.  Full year 2019 non-GAAP net income per diluted share is expected to be in the range of $2.03 to $2.09.

First quarter 2019 Adjusted EBITDA is expected to be in the range of $15.0 to $15.5 million. Full year 2019 Adjusted EBITDA is expected to be in the range of $62.5 million to $64.0 million, representing approximately 22% to 25% growth over 2018.

First quarter 2019 non-cash, share-based compensation expense is expected to be approximately $5.3 million.  Depreciation expense is expected to be approximately $2.5 million and amortization expense is expected to be approximately $1.3 million.

Full year 2019 non-cash, share-based compensation expense is expected to be approximately $15.5 million. Depreciation expense is expected to be approximately $10.8 million and amortization expense is expected to be approximately $5.0 million.

For 2019, we expect an annual effective tax rate of approximately 30%.

Quarterly Conference Call

SPS Commerce will discuss its quarterly and annual results today via teleconference at 3:30 p.m. CT (4:30 p.m. ET). To access the call, please dial (877) 312-7508, or outside the U.S. (253) 237-1184, with Conference ID #1386133 at least five minutes prior to the 3:30 p.m. CT start time. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu.  The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce perfects the power of trading partner relationships with the industry's most broadly adopted, retail cloud services platform. As a leader in cloud-based supply chain management solutions, we provide proven integrations and comprehensive retail performance analytics to thousands of customers worldwide. SPS Commerce has achieved 72 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, please contact SPS Commerce at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo, RETAIL UNIVERSE, 1=INFINITY logo, AS THE NETWORK GROWS, SO DOES YOUR OPPORTUNITY, INFINITE RETAIL POWER, RETAIL UNIVERSE are marks of SPS Commerce, Inc. and Registered in the U.S. Patent and Trademark Office. RSX, IN:FLUENCE, and others are further marks of SPS Commerce, Inc. These marks may be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement its financial statements, SPS Commerce also provides investors with Adjusted EBITDA and non-GAAP net income per share, which are non-GAAP financial measures. SPS Commerce believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. SPS Commerce's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses and planning purposes. It uses Adjusted EBITDA for purposes of determining executive and senior management incentive compensation. These measures are also presented to the company's board of directors.

Adjusted EBITDA consists of net income adjusted for depreciation and amortization, interest expense, interest income, income tax expense, stock-based compensation expense, the discrete impact from tax law change and other adjustments as necessary for a fair presentation. SPS Commerce uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from operating results the impact of the company's capital structure. SPS Commerce believes Adjusted EBITDA is useful to an investor in evaluating the company's operating performance because it is widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the company's capital structure and the method by which assets were acquired.

Non-GAAP income per share consists of net income plus stock-based compensation expense, amortization expense related to intangible assets, the discrete impact from tax law change and other adjustments as necessary for a fair presentation, divided by the weighted average number of shares of common stock outstanding during each period. SPS Commerce believes non-GAAP income per share is useful to an investor because it is widely used to measure a company's operating performance.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the company's financial statements and are subject to inherent limitations. SPS Commerce urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

SPS Commerce includes an adjustment to non-GAAP income to reflect the income tax effects of the adjustments to GAAP net income, as discussed above. To quantify these tax effects, SPS Commerce recalculates income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments (e.g., stock-based compensation expense). The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the first quarter and full year of 2019, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2017, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$133,859	$123,127
Short-term investments	44,537	40,192
Accounts receivable, less allowance for doubtful accounts of $1,394 and $763, respectively	27,488	24,897
Deferred costs	34,502	29,966
Other current assets	9,229	6,149
Total current assets	249,615	224,331
PROPERTY AND EQUIPMENT, net	20,957	16,856
GOODWILL	69,658	51,613
INTANGIBLE ASSETS, net	22,741	16,529
INVESTMENTS	—	5,206
OTHER ASSETS
Deferred costs	10,973	9,967
Deferred income tax asset	10,456	13,697
Other assets	1,723	1,539
Total assets	$386,123	$339,738
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,440	$4,463
Accrued compensation	20,415	15,228
Accrued expenses	4,558	4,712
Deferred revenue	25,328	17,863
Deferred rent	1,781	1,679
Total current liabilities	56,522	43,945
OTHER LIABILITIES
Deferred revenue	2,512	2,731
Deferred rent	5,371	3,064
Deferred income tax liability	1,376	1,887
Other non-current liabilities	1,368	—
Total liabilities	67,149	51,627
COMMITMENTS and CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value; 55,000,000 shares authorized; 17,757,628 and 17,249,153 shares issued; and 17,345,736 and 17,127,006 outstanding, respectively	18	17
Treasury stock, at cost; 411,892 and 122,147 shares, respectively	(25,679)	(5,815)
Additional paid-in capital	332,592	301,863
Retained earnings (accumulated deficit)	15,261	(8,611)
Accumulated other comprehensive (loss) income	(3,218)	657
Total stockholders’ equity	318,974	288,111
Total liabilities and stockholders’ equity	$386,123	$339,738

Subject to reclassification

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues	$65,189	$58,057	$248,240	$220,085
Cost of revenues	21,177	19,459	81,748	73,625
Gross profit	44,012	38,598	166,492	146,460
Operating expenses
Sales and marketing	17,696	18,280	71,719	71,261
Research and development	6,516	6,160	22,087	23,183
General and administrative	10,584	12,752	41,862	37,461
Amortization of intangible assets	1,007	1,114	4,093	4,574
Total operating expenses	35,803	38,306	139,761	136,479
Income from operations	8,209	292	26,731	9,981
Other income (expense)
Interest income, net	740	328	2,329	1,032
Other income (expense), net	(179)	36	(720)	(320)
Total other income, net	561	364	1,609	712
Income before income taxes	8,770	656	28,340	10,693
Income tax expense	1,629	7,434	4,468	10,342
Net income (loss)	$7,141	$(6,778)	$23,872	$351

Net income (loss) per share
Basic	$0.41	$(0.39)	$1.39	$0.02
Diluted	$0.40	$(0.39)	$1.36	$0.02

Weighted average common shares used to compute net income (loss) per share
Basic	17,280	17,157	17,196	17,183
Diluted	17,722	17,325	17,606	17,356

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)
	Year Ended
	December 31,
	2018	2017
Cash flows from operating activities
Net income	$23,872	$351
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	2,798	9,616
Earn-out liability	94	—
Depreciation and amortization of property and equipment	8,593	7,208
Amortization of intangible assets	4,093	4,574
Provision for doubtful accounts	2,592	1,705
Stock-based compensation	12,510	12,728
Other, net	(364)	(15)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable	(4,569)	(5,586)
Deferred costs	(5,564)	(7,813)
Other current and non-current assets	(3,333)	393
Accounts payable	937	832
Accrued compensation	3,957	1,304
Accrued expenses	(135)	1,192
Deferred revenue	7,094	5,588
Deferred rent	2,440	(1,027)
Net cash provided by operating activities	55,015	31,050
Cash flows from investing activities
Purchases of property and equipment	(13,750)	(7,271)
Purchases of investments	(81,666)	(47,878)
Maturities of investments	82,224	33,029
Acquisition of business and intangible assets, net of cash acquired	(27,273)	(500)
Net cash used in investing activities	(40,465)	(22,620)
Cash flows from financing activities
Repurchases of common stock	(19,864)	(5,815)
Net proceeds from exercise of options to purchase common stock	14,344	1,410
Net proceeds from employee stock purchase plan	1,745	1,933
Net cash used in financing activities	(3,775)	(2,472)
Effect of foreign currency exchange rate changes	(43)	1,292
Net increase in cash and cash equivalents	10,732	7,250
Cash and cash equivalents at beginning of year	123,127	115,877
Cash and cash equivalents at end of year	$133,859	$123,127

Subject to reclassification

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss)	$7,141	$(6,778)	$23,872	$351
Depreciation and amortization of property
and equipment	2,285	1,947	8,593	7,208
Amortization of intangible assets	1,007	1,114	4,093	4,574
Interest income, net	(740)	(328)	(2,329)	(1,032)
Income tax expense	1,629	636	4,468	3,544
Discrete impact from tax law change	-	6,798	-	6,798
Stock-based compensation expense	2,532	5,894	12,510	12,727
Other	94	-	94	-
Adjusted EBITDA	$13,948	$9,283	$51,301	$34,170

Net income (loss)	$7,141	$(6,778)	$23,872	$351
Stock-based compensation expense	2,532	5,894	12,510	12,727
Amortization of intangible assets	1,007	1,114	4,093	4,574
Discrete impact from tax law change	-	6,798	-	6,798
Other	94	-	94	-
Income tax effects of adjustments	(1,406)	(2,166)	(6,594)	(6,775)
Non-GAAP income	$9,368	$4,862	$33,975	$17,675

Shares used to compute non-GAAP income per share
Basic	17,280	17,157	17,196	17,183
Diluted	17,722	17,325	17,606	17,356

Non-GAAP income per share
Basic	$0.54	$0.28	$1.98	$1.03
Diluted	$0.53	$0.28	$1.93	$1.02

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk
Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962